Exhibit 99.1

STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS – AS RECAST

(unaudited, in millions)

	2011					2010	2009
	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Net revenues:
Company-operated stores	2,451.3	2,293.5	2,417.3	2,470.4	9,632.4	8,963.5	8,180.1
Licensed stores	254.2	237.8	248.7	266.8	1,007.5	875.2	795.0
CPG, foodservice and other	245.3	254.4	266.2	294.7	1,060.5	868.7	799.5

Total net revenues	2,950.8	2,785.7	2,932.2	3,031.9	11,700.4	10,707.4	9,774.6
Cost of sales including occupancy costs	1,192.3	1,171.2	1,237.5	1,314.5	4,915.5	4,416.5	4,272.3
Store operating expenses	888.0	867.2	917.1	922.9	3,594.9	3,471.9	3,359.1
Other operating expenses	90.1	98.9	100.0	103.7	392.8	279.7	250.6
Depreciation and amortization expenses	127.8	129.0	129.5	137.1	523.3	510.4	534.7
General and administrative expenses	185.2	181.6	190.2	192.3	749.3	704.6	585.4
Restructuring charges	0.0	0.0	0.0	0.0	0.0	53.0	332.4

Total operating expenses	2,483.4	2,447.9	2,574.3	2,670.5	10,175.8	9,436.1	9,334.5
Gain on sale of properties	0.0	0.0	0.0	30.2	30.2	0.0	0.0
Income from equity investees	34.5	38.3	44.3	56.7	173.7	148.1	121.9

Operating income	501.9	376.1	402.2	448.3	1,728.5	1,419.4	562.0
Interest income and other, net	14.4	19.9	16.0	65.7	115.9	50.3	37.0
Interest expense	(7.9)	(7.1)	(8.5)	(9.8)	(33.3)	(32.7)	(39.1)

Earnings before income taxes	508.4	388.9	409.7	504.2	1,811.1	1,437.0	559.9
Income taxes	160.8	126.5	129.9	145.9	563.1	488.7	168.4

Net earnings including noncontrolling interest	347.6	262.4	279.8	358.3	1,248.0	948.3	391.5
Net earnings attributable to noncontrolling interest	1.0	0.8	0.7	(0.2)	2.3	2.7	0.7

Net earnings attributable to Starbucks	346.6	261.6	279.1	358.5	1,245.7	945.6	390.8